                     SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is made as of April 19th, 2001, by and among MARKETING SPECIALISTS CORPORATION ("Borrower") and FIRST UNION NATIONAL BANK, as Agent ("Agent") and as sole Lender thereunder ("First Union").

                                   BACKGROUND

        A. Pursuant to a Second Amended and Restated Credit Agreement dated as of March 30, 2000 (as the same may be modified and amended from time to time, including by the First Amendment dated as of November 17, 2000, and by this Second Amendment, the "Credit Agreement"), First Union amended and restated credit previously extended to Borrower in the form of a $35,000,000 term loan.

        B. On January 26, 2001, February 1, 2001, March 5, 2001 and March 30, 2001, MS Acquisition Limited (the "Purchaser") contributed, respectively, $3,000,000, $3,500,000, $2,500,000 and $2,000,000 in equity to the Borrower
(the "Capital Contributions").

        C. In consideration of the Capital Contributions, Borrower has agreed to issue (the "Issuance") eleven thousand (11,000) shares of its Series C Convertible Paid-In-Kind Preferred Stock (the "Equity Interests") to the Purchaser pursuant to a Preferred Stock Purchase Agreement to be dated no later than May 31, 2001 between the Borrower and the Purchaser (the "Preferred Stock Agreement").

        D. Borrower has requested modifications to certain terms and provisions of the Credit Agreement and waiver of certain Events of Default, to which First Union is willing to agree on the terms and subject to the condition set forth herein.

        E. The Borrower and the Guarantors signatory hereto (each a "Company," and collectively, the "Companies") are party to that certain Credit Agreement dated March 30, 2000 (as amended from time to time, the "Revolver") with the lenders identified therein ("Revolver Lenders") and The Chase Manhattan Bank, as agent (the "Revolver Agent").

        F. The Companies have advised the Revolver Agent and the Revolver Lenders that "Events of Default" have occurred under: (i) Section 11.1(d) of the Revolver as a result of the Companies' failure to comply with the covenant set forth in Section 8.1(a) of the Revolver for the Fiscal Year ended December 31, 2000; (ii) Section 11.1(e) of the Revolver as a result of the Companies' failure to deliver certain items to the Revolver Agent by March 15, 2001 as required by Section 4.6 of the Second Amendment to the Revolver; and (iii)
Section 11.1(j) of the Revolver as a result of the "Term Defaults" described below (collectively the "Revolver Covenant Defaults" and the covenants described in this clause F., herein the "Violated Revolver Covenants"). In accordance with the Revolver, the Companies have requested that the Revolver Agent and the Revolver Lenders waive the Revolver Covenant Defaults.

        G. The Revolver Covenant Defaults constitute an existing Event of Default under Paragraph 7.1(c) of the Credit Agreement. The Revolver Covenant Defaults, together with any cross defaults under the Revolver arising out of Defaults under the Credit Agreement, are herein referred to as the "Existing Revolver Defaults."

        H. The Borrower has advised the Agent that "Events of Default" have occurred under Paragraph 2.7(b)(i)(C) of the Credit Agreement as a result of the Borrower's failure to pay the net cash proceeds of the

Capital Contributions to the Agent for the benefit of the Lenders (the "Violated Term Covenant") which Event of Default, together with the existing Event of Default under Section 7.1(c) of the Credit Agreement, are herein referred to as the "Term Defaults."

        I. The Companies have requested that the Revolver Lenders (a) waive the Existing Revolver Defaults, (b) decrease the Minimum EBITDA amount required as of March 31, 2001 (the "Minimum EBITDA Amendment"); (c) amend the method of calculating the Borrowing Base and the advance percentage under the Revolver (the "Borrowing Base Amendment"); and (d) make certain other amendments to the Revolver (together with the Minimum EBITDA Amendment and the Borrowing Base Amendment, the "Revolver Amendments"), all pursuant to a Third Amendment to Credit Agreement dated as of the date hereof (the "Third Revolver Amendment"), in order that the Companies will be in compliance with the terms and covenants of the Revolver.

        J. Pursuant to Section 2.20(a) of the Intercreditor Agreement dated as of March 30, 2000 (the "Intercreditor Agreement"), among the Companies, the Revolver Agent and the Agent, the approval of the Required Lenders (as defined in the Intercreditor Agreement) is required to adopt the Borrowing Base Amendment.

        K. The Borrower has requested that First Union: (a) consent to the Minimum EBITDA Amendment and the Borrowing Base Amendment; (b) amend the Credit Agreement to reflect the terms of the Revolver Amendments; and (c) waive the Term Defaults.

                NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

                1.      DEFINITIONS

                (a) GENERAL RULE. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to them in the Credit Agreement.

                (b) AMENDED DEFINITION. The following definition contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     "EBITDA" means, for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; provided that, with respect to the Borrower, such amortization includes the impairment write-off of approximately $307,000,000 recorded in the Fiscal Quarter ended December 31, 2001.

                2. AMENDMENT TO PARAGRAPH 5.3. Paragraph 5.3 of the Credit Agreement is amended to read in its entirety as follows:

                                5.3 ANNUAL FINANCIAL STATEMENTS. Furnish to each Lender within ninety (90) days after the close of each Fiscal Year audited consolidated and consolidating annual financial statements, including the information required under Paragraph 5.2 hereof, which financial statements shall be prepared in accordance with GAAP and shall be certified without qualification (and without comment as to the accountant's opinion whether the Borrower is a going concern or can in the future continue to be a going concern; provided, however, that qualifications with respect to changes in GAAP as to which Borrower's independent certified public accountants have concurred shall be permitted) by an independent certified public accounting firm reasonably satisfactory to Agent; and cause Agent to be furnished, at the time of the completion of the annual audit, with copies of any management letters prepared by such accountants and with a certificate signed by such accountants to the effect that to the best of their knowledge there exists no Event of Default or Default hereunder; provided that the annual audit report delivered for the Fiscal Year ended December 31, 2000 may contain the accountant's comment that there is substantial doubt about the Borrower's ability to continue as a going concern.

                3. AMENDMENT TO PARAGRAPH 5.16. Paragraph 5.16 of the Credit Agreement is amended to read in its entirety as follows:

                                5.16    MINIMUM EBITDA.  As of each date set
                                forth in the table below, Borrower shall cause its EBITDA calculated for the four (4) Fiscal Quarters then ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000), to be not less than the amount set forth below opposite the applicable date:

        ===========================================================
                      Date                        Amount
        ===========================================================
                December 31, 2000               $ 9,000,000
        -----------------------------------------------------------
                March 31, 2001                  $14,250,000
        -----------------------------------------------------------
                June 30, 2001                   $25,400,000
        -----------------------------------------------------------
                September 30, 2001              $34,000,000
        -----------------------------------------------------------
                December 31, 2001               $39,000,000
        ===========================================================

                4. AMENDMENTS TO PARAGRAPHS 5.17 AND 5.18. Each of Paragraphs 5.17 and 5.18 of the Credit Agreement are amended to add a new sentence immediately after the table contained therein to read in its entirety as follows:

                                If the EBITDA of Borrower for the two (2)
                                Fiscal Quarters ended March 31, 2001 is equal to or greater than $14,250,000, then compliance with this covenant for the Fiscal Quarter ended March 31, 2001 is not required but shall be required with respect to all other Fiscal Quarters.

                5. CONDITIONS. The effectiveness of this Second Amendment is subject to the conditions precedent that no Default or Event of Default (other than the Term Defaults) and no event or condition that would have a Material Adverse Effect shall exist as of the effective date hereof and the Agent shall have received all of the following, all in form and substance acceptable to the Agent and its legal counsel, Pepper Hamilton LLP, and dated (unless other indicated or not applicable) the date hereof:

                (a)     on or before April 27, 2001,

                        (i) AUDIT REPORT. An annual audit report for the Borrower for the Fiscal Year ended December 31, 2000 in the form required by Section 8.1(a) of the Revolver; and

                        (ii) THIRD REVOLVER AMENDMENT. The Third Revolver Amendment executed by all parties thereto; and

                (b)     on or before May 31, 2001:

                        (i) a landlord or mortgage waiver duly completed and executed for each location where any of its Collateral is located;

                        (i) lien acknowledgments from each third-party in possession of Collateral and any other documents or instruments necessary to create, preserve, protect and perfect the Liens of the Agent for the benefit of the Lenders in the Collateral;

                        (ii) true and correct copies of the Preferred Stock Agreement and any other documents evidencing the Issuance, in form and substance satisfactory to the Lenders, including, without limitation, provisions subordinating any amounts due by the Borrower in connection with the Equity Interests and any related documents to amounts due by the Borrower under the Credit Agreement and the Loan Documents;

                        (iii) A certificate of an Authorized Officer of Borrower dated the date of consummation of the Issuance to the effect that: (A) all conditions to the Issuance have been satisfied, and the Issuance is being consummated in accordance with its terms, as stated in the Preferred Stock Agreement, without waiver of any material term or provision thereof by Borrower; (B) all conditions to the Issuance set forth herein or in the Credit Agreement (as modified hereby) have been satisfied; and (C) there is no Event of Default or Default under the Credit Agreement (as modified hereby) in existence or which would be caused by the Issuance;

                        (iv) certificates of the appropriate government officials for the states of Massachusetts, Oregon and Washington as to the authority of Marketing Specialists Sales Company to conduct business in such states;

                        (v) amendments or other modifications to the promissory notes originally executed by Richmont Marketing Specialist, Inc. and otherwise described below changing the subordination provisions thereof to reflect that all the "Obligations" (as defined in the Revolver) and all the Term Loan Obligations are senior debt under the subordination provisions thereof; and

                                =========================================
                                Payee           Original Principal Amount
                                =========================================
                                Clark Brinkley                $174,116.02
                                -----------------------------------------
                                Barney Deal                   $148,061.35
                                -----------------------------------------
                                Donald Olin                   $ 28,554.82
                                -----------------------------------------
                                Doug Heyel                    $  5,808.29
                                -----------------------------------------
                                Fred Manning                  $ 87,057.78
                                -----------------------------------------
                                Joel Linebarger               $174,116.02
                                -----------------------------------------

                        (vi) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in Paragraph 5.11 of the Credit Agreement, to the extent incurred and invoiced, have been paid in full.

                6. CONSENTS; WAIVERS OF THE TERM DEFAULTS. The Lender hereby consents to the Revolver Amendments and waives the Term Defaults and agrees not to exercise any rights or remedies available as a result of the occurrence thereof. To induce the Lender to agree to the foregoing, the Borrower agrees that this consent and waiver shall not constitute and shall not be deemed a consent of any other amendment to the Revolver or a waiver of any other Default or Event of Default, whether arising as a result of any further violation of the Violated Term Covenants or otherwise, or a waiver of any rights or remedies arising as a result of other Default or Event of Default. The failure to comply with the Violated Term Covenants for any date, or any period ending on any date, other than as described above in the definition of Term Defaults shall constitute an Event of Default.

                7. RATIFICATIONS. Except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Agent and the Companies party hereto agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to the terms and conditions of the Amended and Restated Intercreditor Agreement.

                8. REPRESENTATIONS AND WARRANTIES. Each Company represents and warrants to Lenders and Agent that:

        (a) The information supplied to Lenders and Agent with respect to the Revolver Amendments, the Existing Revolver Defaults and the Term Defaults is true and correct in all material respects, and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in such information not misleading.

        (b) Except to the extent such violation, Default or Event of Default is expressly waived or consented to by this Second Amendment, the entering into of the Third Revolver Amendment and the Amended and Restated Intercreditor Agreement, on the terms set forth herein have not and will not violate any term or provision of the Credit Agreement or result in any Default or Event of Default thereunder.

        (c) The representations and warranties set forth in the Credit Agreement, the Amended and Restated Intercreditor Agreement, and each of the Loan Documents are true and correct in all material respects as of the date hereof, after giving effect to the Third Revolver Amendment, the Amended and Restated Intercreditor Agreement, and this Second Amendment.

        (d) No term or provision of the Indenture will be violated by, and no redemption or other rights of the holders of the Richmont Subordinated Notes will be triggered by, the entering into of the Third Revolver Amendment, the Amended and Restated Intercreditor Agreement or any related transactions, including the incurrence of Indebtedness (as defined in the Indenture) pursuant thereto.

        (e) Except as effectively consented to or waived in writing by the Revolver Lenders and/or Revolver Agent, no term or provision of the Revolver will be violated by the entering into of the Third Revolver Amendment, the Amended and Restated Intercreditor Agreement or any related transactions.

                9. REFERENCE TO CREDIT AGREEMENT. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

                10. EXPENSES OF AGENT. Borrower agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Second Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Agent's legal counsel.

                11. SEVERABILITY. Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                12. APPLICABLE LAW. This Second Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable laws of the United States of America.

                13. SUCCESSORS AND ASSIGNS. This Second Amendment is binding upon and shall inure to the benefit of Agent, each Lender and the Borrower and its respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

                14. SECTION COUNTERPARTS. This Second Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                15. EFFECT OF WAIVER. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

                16. HEADINGS. The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

                17.     WAIVER AND RELEASE.   IN ADDITION, TO INDUCE THE AGENT
     AND THE LENDERS TO AGREE TO THE TERMS OF THIS SECOND AMENDMENT, THE BORROWER AND EACH GUARANTOR REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS SECOND AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

        (i) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS SECOND AMENDMENT AND

        (ii) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE LENDERS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER OR ANY GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                18. ENTIRE AGREEMENT. THIS SECOND AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS SECOND AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS SECOND AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Credit Agreement the day and year first above written.

Attest:                                 MARKETING SPECIALISTS CORPORATION

By:_________________________            By:____________________________
Name:                                   Name:
Title:                                  Title:

                                        FIRST UNION NATIONAL BANK, as sole
                                        Lender and as Agent

                                        By:____________________________
                                        Name:
                                        Title:

        Each of the undersigned Guarantors, intending to be legally bound hereby, does hereby acknowledge and agree (i) to the terms of the foregoing Second Amendment to Credit Agreement (the "Second Amendment"); (ii) that the Second Amendment shall not in any way adversely affect or impair the obligations of the undersigned to Lenders under that certain Second Amended and Restated Guaranty Agreement from the Guarantors to First Union National Bank dated as of March 30, 2000, as amended (the "Guaranty"), or under any documents in connection therewith or collateral thereto; (iii) all sums advanced under the Notes referenced in the Credit Agreement and all accrued and unpaid interest thereon constitute "Guaranteed Obligations" under the Guaranty; and (iv) the Guaranty and all such other Loan Documents are hereby ratified, confirmed and continued, all as of this 19th day of April, 2001.

Attest:                                 MARKETING SPECIALISTS SALES COMPANY


By:_________________________            By:_________________________
Name:                                   Name:
Title:                                  Title:

Attest:                                 PAUL INMAN ASSOCIATES, INC.


By:_________________________            By: _________________________
Name:                                   Name:
Title:                                  Title:

Attest:                                 THE SALES FORCE COMPANIES, INC.


By:_________________________            By:_________________________
Name:                                   Name:
Title:                                  Title: